GUILFORD PHARMACEUTICALS INC.
2002 STOCK AWARD AND INCENTIVE PLAN

EMPLOYEE STOCK UNIT AGREEMENT

Stock Unit Transferability	This grant is an award of stock
units in the number of units set
forth on the cover sheet, subject
to the vesting conditions
described below (“Stock Units”).
Your Stock Units may not be
transferred, assigned, pledged or
hypothecated, whether by
operation of law or otherwise,
nor may the Stock Units be made
subject to execution, attachment
or similar process.

Vesting	Your Stock Unit grant shall vest
according to the following
schedule; provided that, you
remain in Service on the relevant
vesting dates. If your Service
terminates for any reason, you
will forfeit any Stock Units in
which you have not yet become
vested:

Vesting Date	Vesting Percentage
First Anniversary of Date of Grant	25%
Every six months thereafter	12.5%
Your Stock Unit shall be 100% vested upon the occurrence of a Corporate Transaction.

Delivery of Stock Pursuant to Units	A certificate for the shares of Stock represented by your Stock Unit Agreement shall be delivered to you, or to your eligible beneficiary on each vesting date.

Notwithstanding the preceding paragraph:

—If the shares relating to the vested
Stock Units would otherwise be delivered
during a period in which you are (i)
subject to a lock-up agreement restricting
your ability to sell shares of Stock in the
open market or (ii) restricted from selling
shares of Stock in the open market because
you are not then eligible to sell under the
Company’s insider trading or similar plan
as then in effect (whether because a
trading window is not open or you are
otherwise restricted from trading),
delivery of the shares related to the
vested Stock Units will be delayed until no
earlier than the first date on which you
are no longer prohibited from selling
shares of Stock due to a lock-up agreement
or insider trading plan restriction.

Withholding Taxes	You agree, as a condition of this grant,
that you will make acceptable arrangements
to pay any withholding or other taxes that
may be due as a result of vesting in Stock
Units or your acquisition of Stock under
this grant. In the event that the Company
determines that any federal, state, local
or foreign tax or withholding payment is
required relating to this grant, the
Company will have the right to: (i) require
that you arrange such payments to the
Company, (ii) withhold such amounts from
other payments due to you from the Company
or any Affiliate, or (iii) cause an
immediate forfeiture of shares of Stock
subject to the Stock Units granted pursuant
to this Agreement in an amount equal to the
withholding or other taxes due.

Retention Rights	This Agreement does not give you the right to be retained or employed by the Company (or any Affiliates) in any capacity.

Shareholder Rights	You do not have any of the rights of a
shareholder with respect to the Stock Units
unless and until the Stock relating to the
Stock Units has been delivered to you. You
will, however, be entitled to receive, upon
the Company’s payment of a cash dividend on
outstanding Stock, a cash payment for each
Stock Unit that you hold as of the record
date for such dividend equal to the
per-share dividend paid on the Stock.

Adjustments	In the event of a stock split, a stock
dividend or a similar change in the Company
stock, the number of Stock Units covered by
this grant will be adjusted (and rounded
down to the nearest whole number) in
accordance with the terms of the Plan.

Applicable Law	This Agreement will be interpreted and
enforced under the laws of the State of
Maryland, other than any conflicts or
choice of law rule or principle that might
otherwise refer construction or
interpretation of this Agreement to the
substantive law of another jurisdiction.

Consent to Electronic Delivery	The Company may choose to deliver certain
statutory materials relating to the Plan in
electronic form. By accepting this grant
you agree that the Company may deliver the
Plan prospectus and the Company’s annual
report to you in an electronic format. If
at any time you would prefer to receive
paper copies of these documents, as you are
entitled to receive, the Company would be
pleased to provide copies. Please contact
the Corporate Secretary to request paper
copies of these documents.

The Plan	The text of the Plan is incorporated in
this Agreement by reference. This
Agreement and the Plan constitute the
entire understanding between you and the
Company regarding this grant of Stock
Units. Any prior agreements, commitments
or negotiations concerning this grant are
superseded. The Plan will control in the
event any provision of this Agreement
should appear to be inconsistent with the
terms of the Plan.